Exhibit 99.1

O NE T OUCH SEC FINANCIAL REPORTING FOCUS UNIVERSAL INC. NASDAQ : FCUV DESHENG WANG TEL: 626 - 272 - 3883 EMAIL: DESHENG@FOCUSUNIVERSAL.COM

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PROBLEM • Every public company is required to file 10 - K Annual Reports and 10 - Q Quarterly Reports with the SEC. • Reporting deadlines are inflexible, late filings and mistakes in financial reporting can result in regulatory review, enforce men t actions, and penalties. • Preparation of these reports is costly and time - consuming. • The repetitive manual entry of hundreds thousands of financial numbers in these reports redirects company resources from the core business. • Company CFO’s and CPA’s must prioritize a regulatory burden rather than increasing profitability. • Although the reporting is necessary for functional securities markets, the cost of compliance does reduce investor returns, especially for smaller capitalization companies.

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THE PRODUCT • Eliminates 99 % of the repetitive data entry . • Automation of data entry tasks significantly reduces cost and time spent on compliance and compliance professionals . • The users upload their current financial statements, then our software automatically populates the financial data into the draft report . • Any updates to the financial statements will also update the draft report . • Consistency checking alerts users about any errors in the data . • Minimal learning curve .

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HOW IT FUNCTIONS • 3 rd party addon to Microsoft Office 365 . • Users start by opening previous financial reports filed with the SEC in the software . • T hen open a file with their current financial data . • The software then generates a new draft of the financial data for the current report . • T he software has embedded error checking capabilities to ensure the current financial data is accurate and consistent .

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MARKET SIZE • Financial Reporting Software Market size in USA was valued at USD 13 , 937 . 21 Million in 2022 and is projected to reach USD 36 , 556 . 79 Million by 2030 , growing at a CAGR of 12 . 81 % from 2024 to 2030 . • Increasing complexity and volume of financial data, limited existing solutions, the rising cost of compliance, and the expanding demand for such software are the main reasons propelling the growth of the financial reporting software sector . • F inancial reporting software has become an urgent necessity to lower accounting costs and boost efficiency . • Potential to expand into international financial markets . • The technology can also be leveraged across various sectors such as logistics, healthcare providers, insurance companies and others, where labor - intensive data entry tasks are prevalent .

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REVENUE MODEL • Licensed to customers as a Software as a Service ( Saas ). • One time installation fee: $1500. • Monthly subscription fee: $300 per user.

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COMPETITION • Insightsoftware : Revenue : $ 385 million, concentrates on SEC reporting process design and offers a full - service solution for XBRL ( eXtensible Business Reporting Language) submissions . • Workvia : market Capital $ 4 . 63 billion, revenue : $ 630 million, specializes in streamlining processes, connecting data and teams, and ensuring consistency in a secure, audit - ready, cloud platform . • Toppan Merrill : Revenue : $ 1 . 02 billion offers Bridge, a single, secure, integrated SaaS platform that connects a company’s team, data, and documents . Their focus is on providing a unified platform for handling various aspects of financial reporting, making it easier for teams to collaborate and maintain compliance . • All of these competitors require greater manual data entry than our product .

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A BETTER SOLUTION • A more automated solution than current market’s significant manual data entry requirements . • Reduced preparation time . • Continuously updated draft of quarterly and annual reports as financial data changes . • Consistency checking helps users quickly pinpoint errors in the report . • Reduces fees paid to outside legal counsel and accountants by reducing billable hours spent on quarterly and annual reports .

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MARKETING PLAN • Business to business marketing . • Conduct demos for public company CFOs at investment conferences . • Market the product to SEC compliance professionals as a solution to manage their client workloads . • Direct Sales . • Social media marketing .

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TEAM Dr . Desheng Wang , Focus Universal CEO, Ph . D . in Chemistry at Emory University in 1994 . a senior research fellow at California Institute of Technology from 1994 - 2011 . Dr. Edward Lee , Focus Universal Chairman of the Board of Directors, Ph.D. in Mathematics at University of Florida in 1991. CEO of AIDP, a leading supplier of dietary supplement ingredients. Irving Kau , Focus Universal CFO, a former Managing Partner of both Elementz Ventures and KW Capital Partners . CFO of an AgBiotech company Origin Agritech Limited (Nasdaq : SEED) . A graduate degree from Rice University and pursued a PhD degree in Business Strategy (economics) at USC . Carine Clark , an independent director of Focus Universal . Lumio Chief Innovation office, Chair of the Governor’s Office of Economic Opportunity for Utah, executive chairman of Domo (Nasdaq : DOMO) . Michael Pope , a director of Focus Universal, former CEO and Chairman at Boxlight Corporation (Nasdaq: BOXL) Sean Warren , an independent director of Focus Universal, He brings a wealth of expertise with strengths in software development, cloud management, enterprise infrastructure development and full spectrum of IT compliance, former director of cloud operations at Domo, the VP of Global Platform Services at Cotiviti .

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CONCLUSION • The software has been utilized to prepare Focus Universal’s current 10 - K report this year . • Reduced Focus Universal’s compliance costs . • Ready to d emo to potential customers .

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